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EXHIBIT 99.5(a)

Application Form for Individual Flexible Premium
Variable Accumulation Annuity Contract


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PACIFIC INNOVATIONS APPLICATION                              [LOGO] PACIFIC LIFE

PACIFIC LIFE INSURANCE COMPANY, PO BOX 100060, PASADENA, CA 91189-0060 EXPRESS MAIL ADDRESS: PACIFIC LIFE, C/O FCNPC, 1111 SOUTH ARROYO PARKWAY, SUITE 430, PASADENA, CA 91105.
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1a ANNUITANT (See instructions for      1b ANNUITANT (Optional, check one.)
   retirement plans.)                      [ ] Joint   [ ] Contingent
                                           (Not applicable for qualified plans.)

______________  ____  _______________   ______________  ____  _______________
First Name     Middle       Last        First Name     Middle       Last
_____________________________________   _____________________________________
Street Address                          Street Address
___________________  _____  _________   ___________________  _____  _________
City                 State     Zip      City                 State     Zip

SSN/TIN __ __ __ __ __ __ __ __ __      SSN/TIN __ __ __ __ __ __ __ __ __

Sex:  [ ] M   [ ] F                     Sex:  [ ] M   [ ] F

Date of Birth __ / __ / __              Date of Birth __ / __ / __

Phone: (    )                           Annuitant's Spouse?  [ ] Yes   [ ] No
        ----  -----------------
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2a OWNER (If same as Annuitant, check   2b OWNER (Optional, check one.)
   here [ ]. See instructions for          [ ] Joint   [ ] Contingent
   owners on qualified plans.)
______________  ____  _______________   ______________  ____  _______________
First Name     Middle       Last        First Name     Middle       Last
_____________________________________   _____________________________________
Street Address                          Street Address
___________________  _____  _________   ___________________  _____  _________
City                 State     Zip      City                 State     Zip

SSN/TIN __ __ __ __ __ __ __ __ __      SSN/TIN __ __ __ __ __ __ __ __ __

Sex:  [ ] M   [ ] F                     Sex:  [ ] M   [ ] F

Date of Birth __ / __ / __              Date of Birth __ / __ / __

Phone: (    )                           Owner's Spouse?  [ ] Yes   [ ] No
        ----  -----------------
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3  BENEFICIARY (Use Special Requests    4  TYPE OF PLAN
   section or enclose a signed letter      [ ] Non-qualified  [ ] SEP-IRA
   of instruction if you need to           [ ] Conduit IRA    [ ] 401(a)/Pension
   provide additional information.)        [ ] IRA            [ ] 401(k)
                                           [ ] Roth IRA       [ ] SIMPLE IRA
                                                              (ALSO COMPLETE THE
____________________________________                          SIMPLE/ROTH FORM
Beneficiary Name                                              FOR EITHER OF
    [ ] Primary   [ ] Contingent                              THESE IRAS.)
                                           [ ] 457
____________________________________       [ ] Keogh/HR10
Beneficiary Name                           [ ] 403(b)/TSA Transfer
    [ ] Primary   [ ] Contingent
                                       PAYMENT TYPE: (See instructions.)
____________________________________     [ ] Transfer (Attach transfer form/s.)
Beneficiary Name                         [ ] Rollover     $______
    [ ] Primary   [ ] Contingent         [ ] Contribution $______for tax year___
                                                          $______for tax year___

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7 TELEPHONE AUTHORIZATION (Owners/Owners  5  ISSUE STATE  6 INITIAL PURCHASE
  must check and initial.)                   ___________    PAYMENT
                                             ENTER THE    [ ] Amount with
  [ ] _____  [ ] _____                       STATE WHERE      application
                                             APPLICATION      $____________
By initialing, Pacific Life is               WAS SIGNED.  [ ] 1035 exchange/
authorized and directed to act on                             estimated transfer
telephone instructions from any                               $____________
person(s) who can furnish proper          --------------------------------------
identification.  Pacific Life will        8  REPLACEMENT OF ANNUITY
use reasonable procedures to confirm
that these instructions are authorized    Will the purchase of this annuity
and genuine. As long as these             replace or change any existing life
procedures are followed, Pacific          insurance or annuity?  [ ] Yes [ ] No
Life, our affiliates, directors,          (If yes, write insurance company name
trustees, officers, employees,            and contract number, and contract type
representatives and/or agents, will be    (e.g. life insurance, fixed annuity,
held harmless for any claim, liability,   or variable annuity) in Special
loss or cost.                             Requests section and attach any
                                          required state replacement and/or
                                          1035 exchange/transfer forms.)
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                     (PLEASE COMPLETE THE FOLLOWING PAGES)
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
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

9       TRANSFERS (Choose only one of the four options, then     10     PRE-AUTHORIZED WITHDRAWALS  (Choose one option only, then
        frequency, start date, number of transfers, and accounts        frequency, start date, term, taxes, source and payee below.
        below. Contract must be issued for at least 30 days.)           Attach a voided check for electronic transfers.)
A. TRANSFER OPTIONS

EARNINGS SWEEP:                                                  1  [ ] Withdraw $______ each time from the source account(s)
                                                                 indicated below.  (Will be net if not selected.)
1  [ ] Sweep previous period's earnings of either the Fixed      [ ] Net of charges             [ ] Gross of charges
Option or the Money Market account to the target account(s)
indicated below.  (Choose one source account.  If also           2  [ ] Withdraw _____% annually from the source account(s)
rebalancing, only Fixed Option available.)                       indicated below.  (Will be gross if not selected.)
[ ] Fixed          [ ] Money Market                              [ ] Net of charges             [ ] Gross of charges

DOLLAR COST AVERAGING:                                           FREQUENCY: (Choose one.)
                                                                 [ ] Monthly   [ ] Quarterly   [ ] Semi-Annually   [ ] Annually
2  [ ] Deplete the source account in (indicate number)
__________ transfers to the target account(s) indicated          START DATE:  ___-___-___
below.  (If Fixed Option is source account, up to 100%           can be transferred over one year or more.)

                                                                 TERM: [ ] _____ Months (Enter number of months.)
                                                                       [ ] _____ Years  (Enter number of years.)
3  [ ] Transfer $__________ each time from the source            account to the target account(s) indicated below.
                                                                 FEDERAL TAXES:                 SOURCE: (Choose one or more.
4  [ ] Transfer _____% annually from the source                  [ ] Do Not Withhold            Total must equal either 100% or
account to the target account(s) indicated below.                (If not specified, a           total $ withdrawal amount.)
                                                                 minimum 10% federal
B. FREQUENCY:  (Choose one.)                                     tax on non-qualified           Fixed                   __________
[ ] Monthly   [ ] Quarterly   [ ] Semi-Annually   [ ] Annually   plans, 20% on                  Money Market            __________
                                                                 qualified plans, will          Managed Bond            __________
C. START DATE:  ___-___-___                                      be withheld.  State            Capital Income          __________
                                                                 mandated income tax            Blue Chip               __________
D. NUMBER OF TRANSFERS:  (If option 1, 3 or 4 selected above,    will be withheld where         Mid-Cap Equity          __________
indicate number.) _______________                                required by law.)              Aggressive Growth       __________
                                                                                                International           __________
E. ACCOUNTS:

SOURCE:  (If option 2,    TARGET:  (Must be different than                                      [                ]      __________
3 or 4 selected above,    source.  Total must equal either
choose one.)              100% or total $ transfer amount.)
                                                                 THIRD PARTY PAYEE:
[ ] Fixed                                                        Indicate name and address of payee, if other than owner.
[ ] Money Market          Money Market          __________
[ ] Managed Bond          Managed Bond          __________       -----------------------------  --------  ------------------------
[ ] Capital Income        Capital Income        __________       First Name                      Middle            Last
[ ] Blue Chip             Blue Chip             __________
[ ] Mid-Cap Equity        Mid-Cap Equity        __________       ---------------------------------------  ------------------------
[ ] Aggressive Growth     Aggressive Growth     __________       Institution                                   Account Number
[ ] International         International         __________
[ ] [               ]     [                ]    __________       -----------------------------------------------------------------
                                                                 Street Address

                                                                 ---------------------------------  -------------  ---------------
                                                                 City                                   State           Zip
                                                                __________________________________________________________________
                                                                 11     PRE-AUTHORIZED CHECKING (Please attach a voided
                                                                        check.  To begin the plan, the first minimum installment
                                                                        must accompany this application.)

                                                                   Collect $__________ monthly by initiating automatic
                                                                   withdrawals from my account as indicated on the attached
                                                                   voided check.  Payments will be applied according to the
                                                                   allocations on this application or more current instructions, if any.

                                                                   START DATE:  ___-___-___
__________________________________________________________________________________________________________________________________


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PACIFIC INNOVATIONS APPLICATION INSTRUCTIONS                [PACIFIC LIFE LOGO]
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Send this completed application, with payment or 1035 Tax-Free Exchange or
Transfer of Assets form to:
Pacific Life Insurance Company, P.O. Box 100060, Pasadena, CA 91189-0060.
Our phone number is (800) 722-5558.
Our express mail address is:  Pacific Life, C/O FCNPC, 1111 South Arroyo
Parkway, SUITE 430, Pasadena, CA 91105.
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1     ANNUITANTS:               There are many combinations of owner and
                                annuitant registrations which may result in
2     OWNERS:                   different consequences.  For example, the death
                                of an owner/annuitant may have different
                                consequences than the death of a non-owner
                                annuitant. Joint or contingent owners and/or
                                joint annuitants cannot be named on retirement
                                plans.  For IRAs, owner and annuitant must be
                                participant.  For pension/profit sharing, 401(k)
                                and Keogh/HR10 plans, name plan as owner and
                                annuitant.  For 403(b) plans, name participant
                                as both owner and annuitant.  Use the Special
                                Requests section to clarify registrations.
                                Spousal signatures may be required for certain
                                actions in qualified plans. Consult a tax
                                adviser to properly structure qualified plans
                                and effect transfers.
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3     BENEFICIARY:              Beneficiaries will be joint if no boxes are
                                checked.  Joint beneficiaries will share equally
                                with the rights of survivorship.  Beneficiary
                                designations may be irrevocable.  Please use the
                                Special Requests section to indicate this
                                option.
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4     TYPE OF PLAN:             Transfer indicates a trustee to trustee or
                                custodian to custodian transfer only.  A
                                conduit IRA is used to move from a qualified
                                plan with intent to move to another qualified
                                plan at a later date. Subsequent contributions
                                are not permitted. If initial payment represents
                                both a rollover and a contribution, indicate
                                amounts for each. Ensure the total matches the
                                check.
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5     ISSUE STATE:              Indicate the state where the application is
                                signed.
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6     INITIAL PURCHASE:         Indicate the initial purchase payment in U.S.
                                dollars.  Initial non-qualified minimum $5,000,
                                $250 subsequent; qualified minimum $2,000, $50
                                subsequent.
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7     TELEPHONE AUTHORIZATION:  If the Contract is jointly owned, both owners must check and initial.
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8     REPLACEMENT:              Complete and attach a Transfer/Exchange form
                                and any required state replacement forms.
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9     TRANSFERS:                Contract must be issued for at least 30 days.
                                Actual start date may occur after date elected.
                                Minimum source amount value $5,000.  Minimum
                                initial transfer amount $250.  Select target
                                accounts that are different than the source
                                account.  Target accounts must total either 100%
                                for options 1, 2 and 4 or transfer amount for
                                option 3.  Earnings sweep:  If rebalancing,
                                earnings sweep allowed only from the Fixed
                                Option.  If not rebalancing, earnings sweep
                                allowed from either the Fixed Option or the
                                Money Market.  Deplete source account:  If Fixed
                                Option is source account, up to 100% can be
                                transferred over one year or more.  Transfer
                                dollars:  Last transfer will not occur if
                                remaining balance is less than amount selected.
                                Transfer percentages:  Annual percentage will be
                                divided by the frequency selected.
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10    PRE-AUTHORIZED            Contract must be issued for 30 days.  Actual
      WITHDRAWALS:              start date may occur after date elected.
                                Minimum withdrawal $250.  Annual percentage will
                                be divided by the frequency selected.  Net
                                payment reflects deduction of fees and charges
                                but will be further reduced by any taxes, if
                                withholding is applicable and will be pro-rated
                                from all investment options if none is selected.
                                Withdrawals may be taken from qualified plans if
                                allowed.
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11    PRE-AUTHORIZED            Initial minimum purchase may be met over
      CHECKING:                 maximum 12 months.  The first installment must
                                accompany this application.  Monthly
                                non-qualified minimum $400, qualified minimum
                                $150.
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12    ANNUITY START DATE:       Annuity date cannot be prior to first Contract
                                anniversary.  For non-qualified plans, if no
                                date is chosen, annuity date is the Annuitant's
                                100 birthday.  For qualified plans, if no date
                                is chosen, annuity date is April 1 of year after
                                the Annuitant reaches age 70-1/2.
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13    ALLOCATION OPTIONS:       Allocations must total 100% or equal total
                                purchase payment.
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14    REBALANCING:              Contract must be issued for at least 30 days.
                                Actual start date may occur after date elected.
                                If no date is chosen, rebalancing will occur on
                                the first business day of the frequency selected
                                and every period after. Variable account
                                percentages will be prorated, excluding Fixed
                                balances. The Fixed Option may not be
                                rebalanced. If variable account rebalancing is
                                chosen, then earnings sweep may be made only
                                from the Fixed Option and not the Money Market.
                                Additional purchase payments to accounts other
                                than those selected on this application will not
                                be rebalanced.  To change allocations, complete
                                a new transfer form.
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15    SPECIAL REQUESTS:         Use this section to indicate unique
                                registrations and other special instructions.
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16    STATEMENT OF APPLICANT:   This section contains information about the
                                Contract, if issued.  Please read it carefully.
                                Some provisions may conflict with qualified
                                plans or with applicable laws and regulations.
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17    STATEMENT OF AGENT:       Your agent must complete and sign this section.






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
12      ANNUITY START DATE (Optional, annuity date cannot      13     ALLOCATION OPTIONS  (Indicate either whole percentages
        be prior to first contract anniversary.)                      or dollars.  Total must equal either 100% or initial
                                                                      purchase payment.)
        ___-___-___
--------------------------------------------------------------- Pacific Life Insurance Company  . . .  Fixed                ________
14      REBALANCING  [ ] (Variable accounts will be rebalanced
        to the allocation percentages on this application.)     Robertson, Stephens & Company
                                                                  Investment Management, L.P.
  FREQUENCY:  (Choose one.)                                       (RSIM, L.P.)  . . . . . . . . . . .  Money Market         ________
  [ ] Quarterly     [ ] Semi-Annually     [ ] Annually
                                                                Scudder Kemper Investments, Inc.  . .  Managed Bond         ________
  START DATE:  ___-___-___
--------------------------------------------------------------- RSIM, L.P.  . . . . . . . . . . . . .  Capital Income       ________
15      SPECIAL REQUESTS
                                                                RSIM, L.P.  . . . . . . . . . . . . .  Blue Chip            ________

                                                                RSIM, L.P.  . . . . . . . . . . . . .  Mid-Cap Equity       ________

                                                                Wellington Management Company, LLP. .  Aggressive Growth    ________

                                                                RSIM, L.P.  . . . . . . . . . . . . .  International        ________

                                                                [              ]  . . . . . . . . . .  [              ]     ________
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

16      STATEMENT OF APPLICANT

I BELIEVE THIS CONTRACT WILL MEET MY INSURABLE NEEDS AND FINANCIAL OBJECTIVES AND HAVE CONSIDERED THE APPROPRIATENESS OF REPLACEMENT OF ANY EXISTING LIFE INSURANCE OR ANNUITY, IF APPLICABLE. I UNDERSTAND THAT CONTRACT VALUES MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNTS. CONTRACT VALUES UNDER THE VARIABLE ACCOUNTS ARE VARIABLE AND ARE NOT GUARANTEED.

I have received prospectuses. I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief, and agree that this application will be part of the annuity Contract issued by Pacific Life. I acknowledge that corrections to my Contract may be made from the application. My acceptance of this Contract constitutes acceptance of these corrections. If there are joint applicants, the Contract, if issued, will be owned by the joint applicants as Joint Tenants With The Right Of Survivorship and not as Tenants In Common.

THE COMPANY IS REQUIRED TO PROVIDE TO THE OWNER, WITHIN REASONABLE TIME, REASONABLE FACTUAL INFORMATION REGARDING THE BENEFITS AND PROVISIONS OF THE ANNUITY CONTRACT. Any person who knowingly, and with intent to injure, defraud, or deceive any insurance company, files a statement containing any false, incomplete, or misleading information may be guilty of a crime and such person may be subject to criminal and civil penalties. I UNDERSTAND THAT ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT MAY VARY AS TO DOLLAR AMOUNT TO THE EXTENT THAT THEY ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SELECTED PORTFOLIO(S).

MY SIGNATURE CERTIFIES, UNDER PENALTY OF PERJURY, THAT THE TAXPAYER IDENTIFICATION NUMBER PROVIDED IS CORRECT. I AM NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE: I AM EXEMPT; OR I HAVE NOT BEEN NOTIFIED THAT I AM SUBJECT TO BACKUP WITHHOLDING RESULTING FROM FAILURE TO REPORT ALL INTEREST OR DIVIDENDS; OR I HAVE BEEN NOTIFIED THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING. (STRIKE OUT THE PRECEDING SENTENCE IF SUBJECT TO BACKUP WITHHOLDING.) THE IRS DOES NOT REQUIRE MY CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.




-----------------------------------------------         -------------------------------------   --------------------
Owner Signature (if different from Annuitant)           Annuitant Signature                     Date

-----------------------------------------------         -------------------------------------   --------------------
Joint/Contingent Owner Signature                        Joint/Contingent Annuitant Signature    Date
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
17      STATEMENT OF AGENT

Will this Contract change any existing life insurance or annuity in this or any
other company?          [ ] Yes         [ ] No
If yes, explain in Special Requests section. I certify that I am authorized and qualified to discuss this Contract.


---------------------------  ------------------------  -------------------------
Agent Full Name (Print)      Agent Signature           Agent SSN (Required)

(     )
---------------------------  ------------------------  -------------------------
Agent Phone Number           Broker/Dealer Name        Brokerage Account Number
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